UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2005

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On July 27, 2005, Marchex, Inc., a Delaware corporation (the “Registrant”) completed the acquisition of IndustryBrains, Inc., a New York corporation (“IB”). In accordance with the terms of the Agreement and Plan of Merger dated as of July 27, 2005 (the “Merger Agreement”), by and among the Registrant, Einstein Holdings I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (“Einstein I”), Einstein Holdings 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Registrant (“Einstein II”), IB, the primary shareholders of IB and with respect to Articles II, VII and XII only, Erik Matlick as shareholder representative, the parties effected a business combination through an initial merger of Einstein I with and into IB (the “Step One Merger”) and a subsequent merger of IB with and into Einstein II (the “Step Two Merger” and together with the Step One Merger, the “Mergers”).

The Mergers are intended to qualify as a single reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended. The aggregate merger consideration pursuant to the Merger Agreement is an amount of cash equal to $15,522,500 (the “Cash Consideration”) and $15,000,000 in shares of Class B common stock (the “Equity Consideration”) valued based on the average of the last quoted sale price for Registrant’s Class B common stock on the Nasdaq National Market for the thirty trading days ending July 21, 2005 (the “Closing Market Price”). Shares representing $2,750,000 in value of the Equity Consideration that was issued to employee shareholders of IB who became employees of Registrant at closing are subject to vesting over a two and one half year period from the closing date and subject to forfeiture upon the occurrence of certain events (the “Restricted Equity”).

The Merger Agreement contains customary representations and warranties and requires the former IB shareholders to indemnify the Registrant for certain liabilities arising under the Merger Agreement, subject to certain limitations and conditions. At closing, the Registrant deposited into escrow for a period of twelve months from the closing a portion of the Cash Consideration and Equity Consideration equal to $2,475,000 in cash and shares of Class B common stock (including a ratable portion of the Restricted Equity) representing $2,250,000 in value based on the Closing Market Price for the benefit of the former IB shareholders to secure their respective indemnification and other obligations under the Merger Agreement. The Merger Agreement also contains non-competition covenants made by the Principal Shareholders (as defined in the Merger Agreement) of IB for two years following the closing and such Principal Shareholders have also entered into employment agreements with the Registrant and Einstein II effective upon the closing.

The merger consideration was determined by arms’ length negotiation between the parties. The Registrant funded the cash portion of the merger consideration as well as an investment banking fee of $977,500 payable to RBC Capital Markets and additional transaction costs from cash on hand.

The Registrant has also agreed to use reasonable best efforts to file a registration statement on Form S-3 to register the shares of Class B common stock issued as the Equity Consideration for resale with the SEC no later than forty-five days following the closing.

The foregoing description of the Mergers does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information required by this item is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The issuance of the shares of Class B common stock to the IB shareholders at closing in connection with the Step One Merger was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the shares does not involve a public offering. No underwriters were involved in this transaction.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report not later than 71 calendar days after the date this Current Report must be filed.

(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 27, 2005, by and among Marchex, Inc., Einstein Holdings I, Inc., Einstein Holdings 2, LLC, IndustryBrains, Inc., the primary shareholders of IndustryBrains, Inc. and with respect to Articles II, VII and XII only, Erik Matlick as shareholder representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 27, 2005, by and among Marchex, Inc., Einstein Holdings I, Inc., Einstein Holdings 2, LLC, IndustryBrains, Inc., the primary shareholders of IndustryBrains, Inc. and with respect to Articles II, VII and XII only, Erik Matlick as shareholder representative.